UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 23, 2000
                        (Date of earliest event reported)

                          ELECTRONICS FOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                    0-18805                     94-3086355
(State or other jurisdiction       (Commission                  IRS Employer
 of incorporation)                 File Number)              Identification No.)

                     303 VELOCITY WAY, FOSTER CITY, CA 94404
          (Address of principal executive offices, including zip code)

                                 (650) 357-3500

              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     On October 31, 2000, the Registrant filed a current report on Form 8-K and reported under Item 2 that on October 23, 2000, the Registrant acquired approximately 94 percent of the outstanding common stock of Splash Technology Holdings, Inc. Because it was impracticable to provide the required financial statements and pro forma financial information related to the transaction at the time of filing, such financial statements and pro forma financial information were not included with that report on Form 8-K. Pursuant to Item 7(a)(2) of Form 8-K, item 7 herein supplements the earlier filing by providing the required financial statements and pro forma financial information.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired The required financial statements for Splash Technologies Holdings, Inc. for December 31, 1999 and June 30, 2000, as filed with the Securities and Exchange Commission on Form 10-K and Form 10-Q, are incorporated herein by reference.

(b)  Pro Forma Financial  Information
     The required pro forma financial statements for Electronics for Imaging, Inc. for December 31, 1999 and June 30, 2000 are included as Exhibits to this Form 8-K/A and are incorporated herein by reference.

(c)  Exhibits.

ELECTRONICS FOR IMAGING, INC. PRO FORMA
     Introduction to Unaudited Pro Forma Financial Statements...............F-2
     Pro Forma Balance Sheet (Unaudited)....................................F-3
     Pro Forma Statements of Operations (Unaudited).........................F-4
     Notes to Pro Forma Financial Statements (Unaudited) ...................F-6

                          ELECTRONICS FOR IMAGING, INC.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On October 23, 2000, Vancouver Acquisition Corp., a wholly owned subsidiary of Electronics for Imaging, Inc. ("Electronics for Imaging" or the "Company"), completed its cash tender offer for all of the outstanding shares of common stock of Splash Technology Holdings, Inc. ("Splash"). On October 23, 2000, the Company was merged with Splash.

     The following unaudited pro forma financial statements present the balance sheet and statement of operations data from the consolidated financial statements of the Company combined with the historical financial data of Splash as follows: (i) the unaudited pro forma combined balance sheet includes the historical consolidated balance sheet data of Electronics for Imaging at June 30, 2000 combined with those of Splash at June 30, 2000 as if Splash had been acquired on June 30, 2000 and (ii) the unaudited pro forma combined statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 include the historical consolidated statements of operations of Electronics for Imaging for the respective periods combined with those of Splash, as if Splash had been acquired on January 1, 1999, subject to the assumptions and adjustments in the accompanying notes to the pro forma financial information.

     The pro forma financial statements include certain adjustments to the historical financial statements of the Acquired Company, including adjustments to depreciation and amortization expense to reflect purchase price allocations and adjustments to interest income to reflect cash expended in connection with the acquisition. With respect to other expected potential cost savings, Electronics for Imaging has not and cannot quantify these savings and, accordingly, they have not been included in the pro forma financial information of the Company.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's financial position or results of operations for any future period. Since the Company and the Acquired Company were not under common control or management for all periods, the pro forma financial results may not be comparable to, or indicative of, future performance.

     This pro forma financial information should be read in conjunction with the historical financial statements of Electronics for Imaging and Splash. Electronics for Imaging historical financial statements can be found in the Company's annual report on Form 10-K filed March 17, 2000. Splash historical financial statements can be found in the exhibits attached hereto.


                                            ELECTRONICS FOR IMAGING, INC.
                                               PRO FORMA BALANCE SHEET
                                                     (unaudited)

                                                                              June 30, 2000
                                                            Historical  Acquired       Pro forma
         (in thousands, except per share amounts)           Company     Company      Adjustments        Pro forma
--------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
       Cash and cash equivalents                           $ 80,517   $ 51,000      $       -          $131,517
       Short-term investments                               375,789     24,410       (146,843) (c)      253,356
       Accounts receivable, net                              96,304      6,382              -           102,686
       Inventories                                           13,391      4,910              -            18,301
       Other current assets                                  35,355      3,270           (142) (a)       38,483
--------------------------------------------------------------------------------------------------------------------

            Total current assets                            601,356     89,972       (146,985)          544,343

--------------------------------------------------------------------------------------------------------------------
Property and equipment, net                                  50,872      2,043           (951) (a)       51,964
Other assets                                                 16,338     13,133         57,359  (a)       86,830

            Total assets                                   $668,566   $105,148      $ (90,577)         $683,137
--------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                    $ 46,967   $  6,143      $       -          $ 53,110
       Accrued and other liabilities                         27,403      8,623              -            36,026
       Income taxes payable                                  13,908      4,070              -            17,978

--------------------------------------------------------------------------------------------------------------------
            Total current liabilities                        88,278     18,836              -           107,114

Long - term obligations, less current portion                 3,308        323          9,757            13,388

Commitments and Contingencies

Stockholders' equity:
       Preferred stock                                            -          -              -                 -
       Common stock                                             565         14            (14) (d)          565
       Additional paid-in capital                           222,555     90,980        (85,025) (d)      228,510
       Deferred stock based compensation                                (1,730)         1,730  (e)            -
       Retained earnings                                    397,978     (3,275)       (17,025) (k)      377,678
       Treasury Stock, at cost                              (44,118)                                    (44,118)

--------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                      576,980     85,989       (100,334)          562,635

--------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                 $668,566   $105,148      $ (90,577)         $683,137

--------------------------------------------------------------------------------------------------------------------

                 The accompanying notes are an integral part of this pro forma financial statement.


                                    ELECTRONICS FOR IMAGING, INC.
                              PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                             (unaudited)

                                                         For the Year Ended December 31, 1999
                                                -----------------------------------------------------
                                                Historical   Acquired     Pro forma
(in thousands, except per share amounts)         Company     Company      Adjustments       Pro forma
------------------------------------------------------------------------------------------------------
Revenue                                         $ 570,752    $  70,008    $    --           $ 640,760
Cost of revenue                                   290,636       33,413         --             324,049

------------------------------------------------------------------------------------------------------
           Gross profit                           280,116       36,595         --             316,711

Operating expenses:
      Research and development                     74,971       15,244         --              90,215
      Sales and marketing                          59,373       12,638         --              72,011
      General and administrative                   18,403        3,738        9,384 (f)        31,525
      Other non-recurring costs                     1,422          998         --               2,420

------------------------------------------------------------------------------------------------------
           Total operating expense                154,169       32,618        9,384           196,171

------------------------------------------------------------------------------------------------------
           Income from operations                 125,947        3,977       (9,384)          120,540

Other income, net                                  16,250        3,250       (8,030)(h)        11,470

------------------------------------------------------------------------------------------------------
           Income before income taxes             142,197        7,227      (17,414)          132,010

Provision for income taxes                         46,914        1,436       (4,787)(j)        43,563

------------------------------------------------------------------------------------------------------
           Net income                           $  95,283    $   5,791    $ (12,627)        $  88,447

------------------------------------------------------------------------------------------------------

Net income per basic common share               $    1.74                                   $    1.61

Shares used in per-share calculation               54,853                                      54,853

Net income per diluted common share             $    1.67                                   $    1.55

Shares used in per-share calculation               56,963                           (g)        57,027


          The accompanying notes are an integral part of this pro forma financial statement.

                                    ELECTRONICS FOR IMAGING, INC.
                              PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                             (unaudited)


                                                        For the Six Months ended June 30, 2000
                                                -----------------------------------------------------
                                                Historical   Acquired     Pro forma
(in thousands, except per share amounts)         Company     Company      Adjustments       Pro forma
------------------------------------------------------------------------------------------------------
Revenue                                         $ 303,691    $  46,225         --           $ 349,916
Cost of revenue                                   157,136       24,969         --             182,105

-----------------------------------------------------------------------------------------------------------
           Gross profit                           146,555       21,256         --             167,811

Operating expenses:
      Research and development                     41,954        7,963         --              49,917
      Sales and marketing                          32,302        8,008         --              40,310
      General and administrative                   11,403        2,074        4,692 (f)        18,169

-----------------------------------------------------------------------------------------------------------
           Total operating expense                 85,659       18,045        4,692           108,396

-----------------------------------------------------------------------------------------------------------
           Income from operations                  60,896        3,211       (4,692)           59,415

Other income, net                                  11,128        2,084       (4,015)(h)         9,197

-----------------------------------------------------------------------------------------------------------
           Income before income taxes           $  72,024    $   5,295    $  (8,707)        $  68,612

Provision for income taxes                         23,768        1,059       (2,394)(j)        22,433

-----------------------------------------------------------------------------------------------------------
           Net income                           $  48,256    $   4,236    $  (6,313)        $  46,179

-----------------------------------------------------------------------------------------------------------

Net income per basic common share               $    0.86                                   $    0.83

Shares used in per-share calculation               55,906                                      55,906

Net income per diluted common share             $    0.84                                   $    0.80

Shares used in per-share calculation               57,404                           (g)        57,695


          The accompanying notes are an integral part of this pro forma financial statement.

                          ELECTRONICS FOR IMAGING, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (unaudited)

Note 1 - Pro Forma Adjustments and Assumptions

On October 23, 2000 the Company acquired Splash for total consideration of approximately $153.5 million, comprising $146.8 million in cash, $5.8 million for the fair value of stock options assumed and $0.7 million of capitalized transaction-related costs. (See (b) below.) The Acquisition has been accounted for as a purchase business combination and accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a) To allocate the purchase price to the fair value of the acquired assets and liabilities of Splash at June 30, 2000. This adjustment is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (October 23, 2000). Assuming the transaction had occurred on June 30, 2000 the allocation would have been as follows:

                                                                        "000's"
                                                                       --------
Fair value of assets acquired and liabilities assumed                  $  1,297
In-process research and development                                      20,300
Developed technology                                                     18,500
Deferred tax liability for acquired intangibles                          (9,757)
Workforce-in-place                                                        2,200
Trademarks and trade names                                                5,500
Goodwill                                                                 35,458
                                                                       --------
                                                                       $153,498

     Valuation of the intangible assets acquired was determined by an independent third-party appraiser and consists of developed technology, trademarks and trade names, and workforce-in-place. The amount allocated to the purchased in-process research and development was determined using established valuation techniques and was expensed upon acquisition because technological feasibility had not been established and no future alternative uses exist. The percentage of completion for such products was estimated to range from 50% to 90%. The value of this in-process research and development ("IPRD") was determined by estimating the costs to develop the purchased IPRD into a commercially viable product, estimating the resulting net cash flows from the sale of the products resulting from the completion of the IPRD and discounting the net cash flows back to their present value at rates ranging from 25% to 30%. The excess of purchase price over tangible and identifiable intangible assets acquired and liabilities assumed has been recorded as goodwill.

(b) To record the accrual of estimated costs resulting from the Acquisition. It is anticipated that the Company will incur charges related to the business combination with Splash, currently estimated to be $2.5 million. These charges include direct transaction costs primarily for financial advisory and legal fees totaling $0.7 million and costs associated with terminating certain contracts of Splash totaling $1.8 million. The estimated charge is reflected in the unaudited pro forma condensed combined statements of operation as merger-related expenses. The charge is a preliminary estimate only and is subject to change. Actual amounts ultimately incurred could differ from estimated amounts due to the actual time incurred by professional advisors, including attorneys and accountants, as well as negotiations between the Company and its vendors, including landlords.

(c)  To reflect cash payment of $146.8 million for the acquisition of Splash.

(d)  To eliminate Splash's historical invested capital.

(e)  To  eliminate  the   unamortized   portion  of  the  deferred   stock-based
     compensation as such shares had no intrinsic value at the date the purchase transaction was consummated.

(f) To record amortization expense of intangible assets resulting from the purchase business combination of Splash as if the business combination had occurred on January 1, 1999, using estimated useful lives ranging from 4 to 7 years.

(g) Pro forma weighted average number of shares include 64,147 and 291,303 diluted options outstanding at December 31, 1999 and June 30, 2000, respectively, for Splash common stock options assumed. Anti-dilutive weighted shares of 1,024,043 and 33,602 at December 31, 1999 and June 30, 2000, respectively, for Splash common stock options assumed were excluded from the pro forma weighted average number of shares.

(h) To eliminate interest income on the $146.2 million of marketable securities used to purchase Splash. The assumed interest income yield was 5.5% per annum.

(i)  To recognize deferred tax liabilities associated with acquired intangibles.

(j)  To  recognize  tax  benefits   associated  with  reduced  interest  income,
     described in (h) above, and tax deductions associated with certain amortized intangible assets purchased in the acquisition of Splash.

(k)  To write-off the value assigned to the IPRD.